MANAGED FUTURES STRATEGY FUND

SCHEDULE OF INVESTMENTS (Unaudited)

December 31, 2007

Face

Market

Face

Market

Amount

Value

Amount

Value

FEDERAL AGENCY DISCOUNT NOTES

Swedish Export Credit Corp.,

10.1%

Goldman Sachs DTI Index

Federal Home Loan Bank

Total Return Linked Notes

4.17% due 02/29/08

$

25,000,000 $

________

24,832,042

4.875% due 11/22/08

$

10,000,000$

10,766,600

Swedish Export Credit Corp.,

Goldman Sachs DTI Index

Total Federal Agency Discount Notes

Total Return Linked Notes

(Cost $24,832,042)

________

24,832,042

5.11125% due 12/22/08

10,000,000

10,531,400

S&P DTI Index Total Return

Market

Linked Notes 5.58% due

Shares

Value

06/13/08

9,000,000

10,259,826

EXCHANGE TRADED FUNDS 8.1%

Swedish Export Credit Corp.,

PowerShares DB Energy

Goldman Sachs DTI Index

Fund†

135,190

4,772,207

Total Return Linked Notes

CurrencyShares Euro Trust†

19,780

2,895,792

5.70% due 03/19/08

8,011,100

9,132,800

PowerShares DB Agriculture

Swedish Export Credit Corp.,

Fund†

84,910

2,801,181

Goldman Sachs DTI Index

CurrencyShares Japanese Yen

Total Return Linked Notes

Trust*†

30,110

2,696,049

5.36% due 07/25/08

7,000,000

7,670,670

iShares Lehman 20+ Year

Swedish Export Credit Corp.,

Treasury Bond Fund†

18,280

1,700,954

Goldman Sachs DTI Index

iShares Lehman 7-10 Year

Total Return Linked Notes

Treasury Bond Fund†

19,420

1,685,656

5.36% due 04/17/08

5,000,000

5,675,800

PowerShares DB Precious

Metals Fund

37,560

1,163,233

CurrencyShares British Pound

Total Structured Notes

Sterling Trust†

5,300

1,057,986

(Cost $70,011,100)

________

77,730,837

CurrencyShares Swiss Franc

Trust†

5,060

447,203

REPURCHASE AGREEMENTS 48.2%

CurrencyShares Australian

Collateralized by U.S Treasury

Dollar Trust

4,840

426,259

Obligations

CurrencyShares Canadian

Mizuho Financial Group, Inc.

Dollar Trust†

2,150

________

217,236

issued 12/31/07 at 1.40%

due 01/02/08

67,722,595

67,722,595

Total Exchange Traded Funds

Lehman Brothers Holdings,

(Cost $18,685,875)

________

19,863,756

Inc. issued 12/31/07 at

1.00% due 01/02/08

39,952,977

39,952,977

Face

Morgan Stanley issued

Amount

12/31/07 at 1.20% due

STRUCTURED NOTES †† 31.7%

01/02/08

10,418,861

________

10,418,861

S&P DTI Index Total Return

Linked Notes 5.58% due

Total Repurchase Agreements

03/13/08

$

11,000,000

12,512,641

(Cost $118,094,433)

118,094,433

________

Swedish Export Credit Corp.,

Goldman Sachs DTI Index

SECURITIES LENDING COLLATERAL 3.2%

Total Return Linked Notes

Investment in Securities Lending Short

5.53% due 05/23/08

10,000,000

11,181,100

Term

Investment Portfolio Held by

U.S. Bank

7,910,133

7,910,133

1

MANAGED FUTURES STRATEGY FUND

SCHEDULE OF INVESTMENTS (Unaudited)

December 31, 2007

Market

Value

Total Securities Lending Collateral

(Cost $7,910,133)

$

________

7,910,133

Total Long Securities 101.3%

(Cost $239,533,583)

$

248,431,201

Shares

EXCHANGE TRADED FUNDS SOLD SHORT

(0.2)%

PowerShares DB Base Metals

Fund

30,866

________

$     (679,052)

Total Exchange Traded Funds Sold

Short

(Proceeds $762,545)

$     (679,052)

Total Short Sales (0.2)%

(Proceeds $762,545)

$     (679,052)

Total Investments 101.1%

(Cost $238,771,038)

$  247,752,149

_________

Other Assets in Excess of

Liabilities – (1.1)%

$

_________

(2,591,116)

Net Assets – 100.0%

$  245,161,033

*

Non-Income Producing Security.

All or a portion of this security is on loan at December 31,

†

2007.

Structured Notes are leveraged, providing an exposure to

the underlying benchmark of three times the face amount.

The total exposure to the Goldman Sachs DTI Index is

††

$210,033,300 as of December 31, 2007.

2